Indoor Harvest Corp. 8-K

Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (the “Agreement”) is made as of February 20, 2018 (the “Effective Date”), between Indoor Harvest Corp (the “Company”) and Daniel Weadock (the “Executive”).

1. Terms of Employment

(a)   Position. Company hereby employs the Executive to serve as the Company’s Chief Executive Officer, and the Executive accepts such employment with Company, subject to the terms and conditions of this Agreement.

(b)   Duties. Executive shall have such duties and responsibilities as may be assigned from time to time by the Board of Directors not inconsistent with the position of Chief Executive Officer.

(c)   Performance. Executive shall faithfully, diligently and to the best of the Executive’s abilities perform Executive’s duties as determined by the Company from time to time.

(d)  Permitted Activities. The Executive shall, during the period of Executive’s employment by the Company, devote his full business time, energy and best efforts to the business and affairs of the Company. The foregoing notwithstanding, the parties hereto recognize and agree that the Executive may engage in passive personal investments and other business activities which do not conflict with the business and affairs of the Company or interfere with the Executive’s performance of his duties hereunder. In this regard, the Executive may participate in the following activities so long as they do not impair the Executive’s ability to fulfill his obligations under this Agreement:

(i)	serve as an executive in other business endeavors;

(ii)	serve on industry, trade, civic or charitable boards or committees;

(iii)	engage in charitable activities and community affairs; and

(iv)	manage personal investments, as long as such activities do not materially interfere with the performance of Executive’s duties and responsibilities.

2. Compensation

(i)          Salary and Salary Adjustment. Upon execution of this Agreement, the Executive will not receive a salary. The Company and the Executive agree that effective on the business day after the date on which the Company achieves Capitalization (as hereinafter defined) of $2,000,000 or more, Executive’s annual base salary will be $100,000. Such annual base salary shall be (i) payable in cash in accordance with the Company’s customary payroll practices, but no less often than monthly, and (ii) prorated for any partial year. For purposes of this Agreement, “Capitalization” means aggregate gross cash proceeds received by the Company from (a) the Company’s sale of common stock pursuant to Puts (as such term is defined in the Investment Agreement dated as of October 12, 2017 by and between the Company and Tangiers Global, LLC (the “Investment Agreement”)) under the Investment Agreement, and/or (ii) any other sale by the Company of common stock or preferred stock, whether in a public offering or a private placement.

(ii) Stock Awards.

(a)         The Company agrees to grant, as soon as administratively practicable following execution of this Agreement, to the Executive (or an entity controlled by the Executive such that the Executive is deemed to be the sole beneficial owner under Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) a total of 300,000 shares of restricted common stock.

(b)         In addition, the Company agrees to grant to the Executive (or an entity controlled by the Executive such that the Executive is deemed to be the sole beneficial owner under Rule 13d-3 promulgated under the Exchange Act) an aggregate of 1,584,202 shares of restricted common stock of the Company, consistent with the grant and vesting schedule set forth in the table below; provided, however, that no grant shall be made, and no shares shall be issued with respect to any grant, if the Executive is not employed by the Company as an executive on the respective Date of Grant as set forth in the table below.

Date of Grant	Number of Shares	Date of Vesting
February 20, 2018	99,012	May 20, 2018
May 20, 2018	99,012	August 20, 2018
August 20, 2018	99,012	November 20, 2018
November 20, 2018	99,012	February 20, 2019
February 20, 2019	99,012	May 20, 2019
May 20, 2019	99,012	August 20, 2019
August 20, 2019	99,012	November 20, 2019
November 20, 2019	99,012	February 20, 2020
February 20, 2020	99,012	May 20, 2020
May 15, 2020	99,012	August 15, 2020
August 20, 2020	99,012	November 20, 2020
November 20, 2020	99,012	February 20, 2021
February 20, 2021	99,012	May 20, 2021
May 20, 2021	99,012	August 20, 2021
August 20, 2021	99,012	November 20, 2021
November 20, 2021	99,022	February 20, 2022

With respect to each grant set forth in the table above, the shares subject to that grant will only vest if the Executive is employed as an executive of the Company on the Date of Vesting as set forth in the table above. If the Executive is not an employed as an executive of the Company on a particular Date of Vesting, the shares that are subject to that grant will be forfeited by the Executive.

If the Company is acquired by, or merged into and with another entity prior to the last Date of Vesting set forth above (i.e. February 20, 2022), all shares issuable to Executive under this Agreement will become fully vested, a certificate representing the shares shall be issued and shall be non-forfeitable.

(iii)        Incentive Compensation. During the Term (as hereinafter defined) of this Agreement, the Executive shall be eligible to participate in any equity-based incentive compensation plan or program adopted by the Board of Directors.

3. Expenses

(a)  Reimbursement. Company shall pay all reasonable travel, dining and other ordinary, necessary and reasonable business expenses incurred by the Executive in the performance of Executive’s duties under this Agreement, subject to budget and/or other limitations or conditions imposed by the Board of Directors.

(b)  Substantiation. The Executive shall, as a condition of any such payment or reimbursement, submit verification, substantiation and documentation of the nature and amount of such expenses in accordance with the policies of Company from time to time.

4. Representations and Warranties.

Each of the Company and the Executive represents and warrants to the other party that (i) such party is fully authorized and empowered to enter into the Agreement, (ii) entering into the Agreement and, to such party’s knowledge, the performance of such party’s obligations under the Agreement will not violate any agreement between such party and any other person, firm or organization or any law or governmental regulation.

5. Confidential Information

(a)  Obligation. The Executive agrees to maintain the strict confidentiality of all Confidential Information during the Term of this Agreement and thereafter.

(b)  Scope. For purposes of this Agreement, “Confidential Information” shall mean all information and materials of Company, and all information and materials received by Company from third parties (including but not limited to affiliates, subsidiaries, chapters, and members of Company), which are not generally publicly available and all other information and materials which are of a proprietary or confidential nature, even if they are not marked as such.

(c) Survival. This Section 5 shall survive the termination of this Agreement indefinitely.

6. Intellectual Property

(a) Ownership. Executive agrees that all copyrights, trademarks, patents, and other intellectual property rights to works or marks arising in from or in connection with the Executive’s employment by Company are “work made for hire” within the definition of Section 101 of the Copyright Act (17 U.S.C. 101) and shall remain the sole and exclusive property of Company.

(b) Assignment of Interest. To the extent any work product is not deemed to be a work made for hire within the definition of the Copyright Act, Executive with effect from creation of any and all work product, hereby assigns, and agrees to assign, to Company all right, title and interest in and to such work product, including but not limited to copyright, all rights subsumed thereunder, and all other intellectual property rights, including all extensions and renewals thereof.

(c)  Moral Rights. Executive also agrees to waive any and all moral rights relating to the work product, including but not limited to, any and all rights of identification of authorship and any and all rights of approval, restriction or limitation on use, and subsequent modifications.

(d)  Assistance. Executive further agrees to provide all assistance reasonably requested by Company, both during and subsequent to the Term of this Agreement, in the establishment, preservation and enforcement of Company’s rights in the work product.

(e)  Return of Property. Upon the termination of this Agreement, Executive agrees to deliver promptly to Company all printed, electronic, audio-visual, and other tangible manifestations of work product, including all originals and copies thereof.

7. Non-Solicitation.

During the Term of this Agreement and for five years after any termination of this Agreement, Executive will not, without the prior written consent of the Company, either directly or indirectly, on Executive’s own behalf or in the service or on behalf of others, solicit or attempt to solicit, divert or hire away any person employed by the Company, or any customer of the Company unless such entity or employee had a previous relationship with the Executive prior to his position as Executive with the Company.

8. Non-Disparagement.

Executive will not at any time, during or after the Term of this Agreement, disparage, defame or denigrate the reputation, character, image, products or services of the Company, or of any of its affiliates, or, any of its or its affiliates’ directors, officers, stockholders, members, employees or agents.

9. Acknowledgement.

Executive expressly acknowledges that the covenants of this Agreement are supported by good and adequate consideration, and that such covenants are reasonable and necessary in terms of duration, scope and geographic area to protect the legitimate business interests of Company.

10.  Term of Employment

(a)   Initial Term. The term of the Executive’s employment under this Agreement shall commence on the Effective Date and continue until February 20, 2019, unless Executive’s employment is sooner terminated by the Board of Directors.

(b)   Automatic Renewal. Commencing on February 20, 2019 and on each anniversary of that date thereafter, the Term shall be extended for an additional one-year period, unless the Company or the Executive gives the other party at least 30 days’ prior written notice of its intention not to renew this Agreement (the initial term, as renewed, the “Term”).

11.  Termination of Employment

(a)    Termination Upon Death. This Agreement shall terminate automatically upon the death of the Executive.

(b)   Automatic Termination Upon Disability. This Agreement shall terminate automatically upon Total Disability of the Executive. For purposes of this Agreement, “Total Disability” means the Executive is unable to perform the duties set forth in this Agreement for a period of 12 consecutive weeks, or 90 cumulative business days in any 12-month period, as a result of physical or mental illness or loss of legal capacity.

(c)  Termination Upon Retirement. The Executive may voluntarily terminate this Agreement at any time by reason of Retirement. For purposes of this Agreement, “Retirement” is the cessation by Executive of all full-time employment of any kind.

(d)     Termination by the Company For Cause. The Company shall have the right to terminate Executive’s employment under this Agreement at any time for Cause, which termination shall be effective immediately. Termination for “Cause” shall include termination for:

(i)     material breach of this Agreement by Executive;

(ii)   intentional nonperformance or misperformance of such duties, or refusal to abide by or comply with the reasonable directives of his superior officers and/or the Company’s Board of Directors, or the Company’s policies and procedures;

(iii)  Executive’s gross negligence in the performance of his material duties under this Agreement;

(iv)  Executive’s willful dishonesty, fraud or misconduct with respect to the business or affairs of the Company, that in the reasonable judgment of the President and/or the Board of Directors materially and adversely affects the Company;

(v)   Executive’s conviction of, or a plea of nolo contendere to, a felony or other crime involving moral turpitude; or

(vi)  the commission of any act in direct or indirect competition with or materially detrimental to the best interests of Company that is in breach of Executive’s fiduciary duties of care, loyalty and good faith to Company.

Cause will not, however, include any actions or circumstances constituting Cause under (i) or (ii) above if Executive cures such actions or circumstances within 30 days of receipt of written notice from the Company setting forth the actions or circumstances constituting Cause. In the event Executive’s employment under this Agreement is terminated for Cause, Executive shall thereafter have no right to receive compensation or other benefits under this Agreement.

(e) Termination by the Company Without Cause. The Company may, upon a majority vote of the Board of Directors, terminate the Executive’s employment under this Agreement without Cause at any time upon 90 days’ prior written notice to the Executive, and Executive shall have any right to a claim against the Company for termination under this provision of the Agreement.

(f) Change in Control. For purposes of this Agreement, unless the Board determines otherwise, a Change of Control of the Company shall be deemed to have occurred at such time as:

(i)    any person (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Company representing more than 50% of the Company’s outstanding voting securities or rights to acquire such securities except for any voting securities issued or purchased under any employee benefit plan of the Company or its subsidiaries; or

(ii)   any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company; or

(iii)  a plan of liquidation of the Company or an agreement for the sale or liquidation of the Company is approved and completed; or

(iv)  the Board determines in its sole discretion that a Change in Control has occurred, whether or not any event described above has occurred or is contemplated.

12.  Indemnification.

The Company shall indemnify the Executive, to the maximum extent permitted by applicable law and by its certificate of formation, as amended, against all costs, charges and expenses incurred or sustained by the Executive in connection with any action, suit or proceeding to which he may be made a party by reason of being an officer, director or employee of the Company or of any subsidiary or affiliate of the Company or any other corporation for which the Executive serves in good faith as an officer, director, or employee at the Company’s request.

13.  General Provisions

(a)   Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements, representations and understandings of the parties, written or oral.

(b)   Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

(c)   Amendment. This Agreement may be amended only by written agreement of the parties.

(d)   Notices. All notices permitted or required under this Agreement shall be in writing and shall be delivered in person or mailed by first class, registered or certified mail, postage prepaid, to the address of the party specified in this Agreement or such other address as either party may specify in writing. Such notice shall be deemed to have been given upon receipt.

(e)    Assignment. This Agreement shall not be assigned by either party without the consent of the other party.

(f)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflict of laws rules.

(g)   No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

IN WITNESS WHEREOF, this Agreement has been duly executed this 20th day of February, 2018.

EXECUTIVE	THE COMPANY

Name:	Daniel Weadock	Name:	Rick Gutshall

Signature:	/s/ Daniel Weadock	Signature:	/s/ Rick Gutshall